Exhibit 99.3

400 OSER AVENUE HAUPPAUGE NEW YORK 11788 TEL. 631-231-0333

September 12, 2018

Dear Stockholders:

QAR Industries, Inc. (“QAR”), a stockholder of TSR, Inc. (“TSR” or the “Company”), filed a letter dated August 27, 2018 to the Board of Directors of TSR (the “Board”) with the United States Securities and Exchange Commission on Form 13D/A on August 28, 2018. The Board also received a letter dated August 31, 2018 from TSR stockholder, Fintech Consulting LLC (“Fintech”), a copy of which TSR has filed with its Current Report on Form 8-K dated September 12, 2018. In those letters, both QAR and Fintech requested certain information relating to recent Board actions, including its approval of the (1) increase in the number of Board members from five to seven and the appointment of certain new board members, (2) amended and restated employment agreement entered into between TSR and Christopher Hughes dated and effective August 9, 2018 (the “New Employment Agreement”), (3) amendment to TSR’s bylaws and (4) stockholders rights agreement. QAR also made inquiries concerning the Maintenance of Confidence and Non-Compete Agreement entered into on August 9, 2018 between TSR and Mr. Hughes in connection with the New Employment Agreement (the “2018 Covenants Agreement”). By letter dated this same date that was furnished by TSR with its Current Report on Form 8-K dated September 12, 2018, TSR’s Chairman, Chief Executive Officer, President and Treasurer, Christopher Hughes, has responded to the inquiries pertaining to the changes in the Board, amendment to the by-laws and stockholder rights agreement. In my capacity as Chairman of the Compensation Committee of the Board (“Compensation Committee”) and an independent member of the Board, I am writing to reply to QAR’s and Fintech’s queries regarding the New Employment Agreement, as well as the inquires relating to the 2018 Covenants Agreement.

The New Employment Agreement amended and restated the employment agreement between TSR and Mr. Hughes that was effective on May 1, 2017 (the “2017 Employment Agreement”). The Compensation Committee voted to recommend to the full Board that the New Employment Agreement be approved and, following such recommendation, the Board voted to approve the New Employment Agreement. Of course, Mr. Hughes did not vote.

The Compensation Committee met on several occasions to discuss and consider the New Employment Agreement before voting to recommend that it be approved by the full Board. Copies of the various drafts of the New Employment Agreement were provided to all members of the Compensation Committee for review, including to the Compensation Committee’s newest member, Mr. William Kelly. Mr. Kelly attended each of these Compensation Committee meetings during which the New Employment Agreement was discussed. Similarly, the New Employment Agreement was presented to each member of the Board prior to its vote thereon.

In connection with the Compensation Committee’s deliberations regarding the New Employment Agreement, it considered both qualitative and quantitative factors, including the assumption by Mr. Hughes of his new position as Chairman, CEO, President and Treasurer of TSR, his role in obtaining key contracts and the value to the organization in retaining him. The possibility of a change in control also was among the factors considered in entering into the New Employment Agreement. In that regard, the Compensation Committee evaluated the importance to TSR in retaining Mr. Hughes, continuing to have his full dedication and minimizing the distraction of any personal uncertainties regarding his continued positions with TSR in light of the appointment of the Special Committee to consider strategic alternatives.

So as to avoid any misinterpretation, I take this opportunity to clarify two statements made in Fintech’s letter regarding the term of Mr. Hughes’ employment under the New Employment Agreement and its provisions pertaining to severance:

•	The term of Mr. Hughes’ employment was not extended by the New Employment Agreement. More specifically, the 2017 Employment Agreement was for a term of 5 years, expiring on May 31, 2022 and the 3 year, 9 month and 22 day term of the New Employment Agreement also expires on May 31, 2022.

•	Pursuant to the New Employment Agreement, Mr. Hughes is entitled to severance only if (a) he is terminated by the Company other than for Cause (whether prior to, upon, or after a Change in Control,) or (b) he resigns from his employment for Good Reason on, or within 1 year after, a Change in Control. The double severance “triggers” were the same in the 2017 Employment Agreement.

Note that the only material difference between the 2017 Employment Agreement and the New Employment Agreement with respect to the amounts/components of severance is that the New Employment Agreement (1) clarifies that continued health care coverage includes both group health insurance coverage and supplemental executive health insurance benefits and (2) includes terms pertaining to continuation of the automobile allowance.

The Compensation Committee also met on several occasions to discuss and consider the 2018 Covenants Agreement, which superseded the Maintenance of Confidence and Non-Compete Agreement between TSR and Mr. Hughes entered into on or about March 1, 2012 (the “March 2012 Covenants Agreement”), prior to its vote to recommend that it be approved by the entire Board. Copies of the various drafts of the 2018 Covenants Agreement were provided to all members of the Compensation Committee. The entire Board also was presented with the 2018 Covenants Agreement for review prior to its vote. The Board voted in favor of the 2018 Covenants Agreement. Again, Mr. Hughes did not vote.

By way of summary, the March 2012 Covenants Agreement included covenants against (1) the disclosure of confidential information, (2) the solicitation of, and performance of services for, customers of the Company that were assigned to Mr. Hughes or to which he provided services, (3) placement of any consultants with customers that were assigned to Mr. Hughes or to which he provided services, and (4) solicitation, hiring or contracting with the Company’s employees or independent contractors. The non-disclosure covenant referenced above continued during Mr. Hughes’ employment and at all times thereafter and the duration of the other covenants described above continued during Mr. Hughes’ employment and for one year thereafter. The March 2012 Covenants Agreement did not include a covenant against competition.

In connection with the Compensation Committee’s determination to recommend that the entire Board approve the 2018 Covenants Agreement, the Committee discussed the fact that the scope and duration of the restrictions on CEOs vary substantially. Unlike the March 2012 Covenants Agreement, the 2018 Covenants Agreement includes a covenant against competition. Further, the 2018 Covenants Agreement reconciled the terms of the March 2012 Covenants Agreement and documents containing restrictions entered into prior thereto.

In Fintech’s letter, it specifically requested information as to compensation paid to Mr. Hughes from November 29, 2017 to the date of its letter (August 31, 2018). Mr. Hughes’ compensation is reported each year in TSR’s proxy statement issued in connection with the Company’s Annual Meeting of Stockholders, and the TSR proxy statement to be issued in connection with the Company’s 2018 Annual Meeting of Stockholders will contain such information for the Company’s fiscal year ended May 31, 2018. The Company believes that for consistency in disclosure, compensation information should be reported in its proxy statement issued in connection with the Company’s Annual Meeting of Stockholders; however, in the interest of responding to your inquiries, I note that the Board approved an increase in Mr. Hughes’ base salary, effective August 9, 2018, from $350,000 to $400,000 as reported in the Company’s Current Report on Form 8-K dated August 9, 2018. In addition, the Board approved bonus compensation for Mr. Hughes in the amount of $150,000 for services rendered in fiscal 2018. The bonus payment was paid by the Company to Mr. Hughes on August 15, 2018. It has been the Company’s practice to review base salary and bonus compensation for its executive officers subsequent to the close of its May 31 fiscal year, and the increase in base salary and award of bonus compensation for Mr. Hughes was approved in conformity with that practice. In connection with the Compensation Committee’s deliberations regarding an increase in base salary under the New Employment Agreement and bonus compensation for the fiscal year ended May 31, 2018, it considered both qualitative and quantitative factors, including the assumption by Mr. Hughes of his new position as Chairman, CEO, President and Treasurer of TSR, his role in obtaining key contracts and the value to the organization in retaining him.

It is not the Company’s practice to provide copies of the proceedings of the Board and its committees or details of such proceedings, and the Company has determined not to deviate from that practice in this instance. However, I trust that the information provided in this letter addresses the inquiries made by QAR and Fintech and reassures our stockholders that the Compensation Committee and Board continue to act in their best interests.

/s/ Raymond Roel

Raymond Roel,

Compensation Committee Chairman

Member of the Board

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